BELLEVILLE, ILLINOIS	Piper Jaffray Tower	LOS ANGELES, CALIFORNIA
CHAMPAIGN, ILLINOIS	222 South Ninth Street	SAN FRANCISCO,CALIFORNIA
CHICAGO, ILLINOIS	Suite 3100	FT. LAUDERDALE, FLORIDA
CRYSTAL LAKE, ILLINOIS	Minneapolis, MN 55402	MIAMI, FLORIDA
JOLIET, ILLINOIS	612-333-3434	TAMPA, FLORIDA
LISLE, ILLINOIS	Facsimile 612-334-8888	SCHERERVILLE, INDIANA
PEORIA, ILLINOIS	www.hinshawculbertson.com	TAMPA, FLORIDA
ROCKFORD, ILLINOIS		MINNEAPOLIS, MINNESOTA
SPRINGFIELD, ILLINOIS		ST. LOUIS, MISSOURI
WAUKEGAN, ILLINOIS	RMinish@hinshawlaw.com	APPLETON, WISCONSIN
PHOENIX, ARIZONA		MILWAUKEE, WISCONSIN

File no. 753321

WRITER'S DIRECT DIAL: 612-334-2511

October 24, 2003

EXHIBIT 5.1

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.

Washington, D.C. 20549

Re:Daktronics, Inc. 401(k) Plan

Dear Sir/Madam:

        In connection with the registration of 100,000 shares of Common Stock, without par value, of Daktronics, Inc. (the “Company”) by the Registration Statement on Form S-8 reserved for issuance and sale pursuant to the Company’s 401(k) Plan (the “Plan”), we have examined such documents and records as we have deemed necessary to render the following opinion.

        Based on the foregoing, we are of the opinion that:

    (a)        The Company has been duly incorporated under the laws of the State of South Dakota and is a validly organized and existing corporation, and has corporate authority to issue the shares of common stock referred to in the Registration Statement.

    (b)        The 100,000 shares of Common Stock to be offered by the Company pursuant to the Plan, when issued and paid for upon the terms and in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable.

EXHIBIT 5.1

Securities and Exchange Commission
October 24, 2003
Page 2

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

HINSHAW & CULBERTSON
By_/s/ Robert A. Minish_______
Robert A. Minish, Partner